                                                                 EXHIBIT 3.1(BP)

                          CERTIFICATE OF INCORPORATION

                                       OF

                         MIRADERO FISHING COMPANY, INC.


                                    * * * * *

         FIRST: The name of the corporation is

                         MIRADERO FISHING COMPANY, INC.

         SECOND: Its principal office in the Commonwealth of Puerto Rico is located at Banco Popular Building, (P.O. Box 2946), Old San Juan, Puerto Rico 00903. The name of its resident agent in charge thereof is C T Corporation System.

         THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on for pecuniary profit, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

         To catch, buy, freeze, pack, salt, can and otherwise preserve, and to sell, export, import, and otherwise deal in and with tuna and other fish and marine and aquatic animals of all kinds and the products and by-products thereof.

         To charter, lease, buy or otherwise acquire, operate, mortgage, sell or otherwise dispose of, and otherwise deal in and with ships, piers, markets, warehouses and other facilities.

         To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

         To acquire, and pay for in cash, stocks or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

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         To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

         To enter into, and make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

         To borrow or raise moneys for any of the purposes of the corporation, and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

         To loan to any person, firm or corporation any of its surplus funds, either with or without security.

         To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

         To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

                                       2
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         In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Puerto Rico upon corporations formed under the General Corporation Law of the Commonwealth of Puerto Rico, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

         The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is fifty thousand (50,000); all of such shares shall be without par value.

         FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000).

         SIXTH: The names and places of residence of the incorporators are as follows:

                        NAMES                       RESIDENCES
                        -----                       ----------
            B. J. Consono               100 West Tenth Street
                                        Wilmington, Delaware 19899

            W. J. Reif                  100 West Tenth Street
                                        Wilmington, Delaware 19899

            J. L. Rivera                100 West Tenth Street
                                        Wilmington, Delaware 19899

         SEVENTH: The corporation is to have perpetual existence.

         EIGHTH: The number of directors of the corporation may be fixed by the by-laws, but shall not be less than three (3).

         NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter or repeal the by-laws of the Corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                                       3
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         To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

         The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the Commonwealth of Puerto Rico.

         TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the Commonwealth of Puerto Rico, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands, this 9th day of August 1971.

                                         /s/ B. J. Consono
                                         ------------------------------

                                         /s/ W. J. Reif
                                         ------------------------------

                                         /s/ J. L. Rivera
                                         ------------------------------

                                       4
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STATE OF DELAWARE             )
                              )   SS:
COUNTY OF NEW CASTLE          )


         Sworn to and subscribed before me, by

                     NAME         OCCUPATION                      RESIDENCE
                     ----         ----------                      ---------
           B. J. Consono       Clerk                100 West Tenth Street
                                                    Wilmington, Delaware 19899

           W. J. Reif          Clerk                100 West Tenth Street
                                                    Wilmington, Delaware 19899

           J. L. Rivera        Clerk                100 West Tenth Street
                                                    Wilmington, Delaware 19899

     all of age, personally known to me, this the 9th day of August, 1971.


                                      /s/
                                      --------------------------------
                                                 Notary Public

STATE OF DELAWARE             )
                              )     SS:
COUNTY OF NEW CASTLE          )


         I, PAUL E. NEILL, Prothonotary of the Superior Court of the State of Delaware, in and for New Castle County, which Court is a Court of Record, DO HEREBY CERTIFY, THAT _______________________, by whom the foregoing affidavit or acknowledgement is certified, now is and was at the date of said affidavit a Notary Public for the State of Delaware residing in New Castle County, and duly commissioned and qualified as such to take acknowledgement to all deeds and instruments in writing and administering oaths and take affidavits within said State, that I am well acquainted with the handwriting of said Notary Public and verily believe that the signature to said certificate of proof or acknowledgement is genuine.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of said Court, the 9th day of August, 1971.

                                    /s/ Paul E. Neill
                                    ------------------------------------------
                                          Prothonotary of the Superior Court.